                                                                    EXHIBIT 10.3

                           ASSET PURCHASE AGREEMENT


                                 BY AND AMONG



                            TALTON HOLDINGS, INC.,
                            A DELAWARE CORPORATION

                                      AND

              SECURITY TELECOM CORPORATION, A TEXAS CORPORATION,
                                      AND
                               WILLIAM M. OHLAND



                            Dated as of May 9, 1997

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of May 9, 1997, by and among TALTON HOLDINGS, INC., a Delaware corporation ("Buyer") and SECURITY TELECOM CORPORATION (the "Company" or the "Seller") and WILLIAM M. OHLAND (the "Principal").

                                   RECITALS

     WHEREAS, the Company is engaged primarily in the business of providing inmate pay telephone service, law enforcement management systems and related and/or ancillary services or systems to jails and other inmate or correctional facilities.

     WHEREAS, the Principal is actively involved in the ownership and/or management of the business of Company, and will derive substantial benefit from the Contemplated Transactions (hereinafter defined).

     WHEREAS, for the consideration and on the terms set forth in this Agreement, the Seller desires to sell, and Buyer desires to purchase, all of the assets, rights, leases, fixtures and contracts of the Company, including, without limitation, those assets, rights, leases and fixtures referred to in
Section 3.6 hereof, but specifically excluding the Excluded Assets described in
Section 2.1(b) hereof.

     NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties intending to be legally bound, do hereby agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "ADJUSTMENT AMOUNT":  (i) the Company's Net Working Capital Amount as
     -----------------
reflected on the Closing Date Balance Sheet minus (ii) the Company's Net Working Capital Amount as reflected on the Interim Balance Sheet (as defined in Section 3.4). [An example of the calculation of the Adjustment Amount is attached as
Exhibit 1(a)].
------------

     "BILLING AND COLLECTION AGREEMENT":  any billing and collecting agreement,
      --------------------------------
local exchange company billing agreement or other Contract relating to the provision of billing and collection services to the Company.

     "BREACH":  a "Breach" of a representation, warranty, covenant, obligation,
      ------
or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

     "CCA RECEIVABLE":  the receivable shown as the CCA Receivable on the Pro
      --------------
Forma Balance Sheet and Closing Date Balance Sheet, as applicable.

     "CONSENT":  any approval, consent, ratification, waiver, or other
      -------
authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS":  all of the transactions contemplated by this
      -------------------------
Agreement, including: (a) the sale by the Seller to Buyer and the purchase (and payment therefor) by Buyer from the Seller of the Company Assets; (b) the execution, delivery and performance of the Non-Competition Agreement, the Consulting Agreement, the Employment Agreements, the Post-Closing Escrow Agreement, the Pre-Closing Escrow Agreement, the STC Subordinated Note Agreement and the Assumption Agreement; and (c) the performance by Buyer, the Company, the Principal and the Seller of their respective covenants and obligations under this Agreement, including without limitation their obligations under Section 2 hereof.

     "CONTRACT":  any agreement, contract, license, obligation, promise or
      --------
undertaking: (a) under which the Company has acquired any rights, (b) under which the Company has become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it are bound.

     "ENCUMBRANCE":  any charge, claim, community property interest,
      -----------
condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ERISA":  the Employee Retirement Income Security Act of 1974 or any
      -----
successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "GAAP":  generally accepted United States accounting principles, applied
      ----
on a consistent basis.

     "GOVERNMENTAL AUTHORIZATION":  any approval, consent, license, permit,
      --------------------------
waiver, tariff, or other written authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY":  any:  (a) nation, state, county, city, town, village,
      -----------------
district, or other properly constituted local government; (b) federal, state, local, municipal, foreign, or other government; (c) governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) any properly constituted and authorized body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature in the United States.

     "HSR ACT":  the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or
      -------
any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "INSTALLED DEVICE":  a Telephone and/or LEMS that is in good working order
      ----------------
and operable, is subject to a Pay Telephone Location Agreement, and is installed at the location provided for in its related Pay Telephone Location Agreement.

     "INSTALLED LINE":  any telephone lines and related facilities providing
      --------------
telephone service to Installed Devices, including those Telephone lines identified by installation, location and telephone number in Exhibit 3.6(a)(ii).
                                                             ------------------

     "INTELLECTUAL PROPERTY ASSETS":  any patents, patent applications,
      ----------------------------
inventions, trademarks, tradenames, business names, service marks, copyrights, trade secrets, know-how, customer lists, software, software licenses, technical information, plans, drawings, blue prints or other intellectual property owned by or licensed to the Company.

     "IRC":  the Internal Revenue Code of 1986 or any successor law, and
      ---
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS":  the United States Internal Revenue Service or any successor agency,
      ---
and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE":  in the case of Seller, information known to the Seller
      ---------
without independent investigation beyond the Company's officers, directors and shareholders; in the case of the Principal, information known by the Principal without independent investigation.

     "LEGAL REQUIREMENT":  any federal, state, local, municipal, foreign,
      -----------------
international, multinational, or other administrative order, constitution, law, ordinance, ruling, regulation, or statute (as to representations and warranties set forth in this Agreement, such orders, constitutions, laws, ordinances, rulings, regulations, or statutes in effect as of the date such representation or warranty is made).

     "LEMS":  any law enforcement management systems, jail management systems,
     ------
victim notification systems and/or other tracking or record systems (including all associated hardware and software) provided to inmate, jail or correctional facilities, including those LEMS identified in EXHIBIT 3.15(A)(I).
                                               -------------------

     "LEMS MARKETING AGREEMENT":  that certain Exclusive Marketing Agreement
     --------------------------
between the Company and Law Enforcement Technologies, Inc., dated July 15, 1993, which grants to the Company the exclusive right to purchase certain LEMS and to install, operate and maintain them.

     "LONG DISTANCE SERVICE AGREEMENTS":  any long distance service provider
      --------------------------------
agreement, telecommunications agreement or other Contract relating to provision of long distance service or other similar services to the Company.

     "NET WORKING CAPITAL AMOUNT":  the Company's current assets (which for
      --------------------------
purposes of the definitions shall be deemed to include the CCA Receivable but shall not include cash or cash equivalents) less the Company's current liabilities, all as shown on the Interim Balance Sheet, the Pro Forma Balance Sheet or the Closing Date Balance Sheet, as applicable.

     "OPERATOR SERVICE AGREEMENT":  any agreement or other Contract relating to
      --------------------------
the provision of operator or other telephone services to the Company.

     "ORDER":  any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS":  an action taken by a Person will be deemed
      ---------------------------
to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is consistent with past practices normal in the inmate telephone industry; and (c) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

     "ORGANIZATIONAL DOCUMENTS":  (a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter, articles of organization, shareholders agreement, operating agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "PARTS AND SUPPLIES AGREEMENT":  any Contract relating to the provision of
      ----------------------------
Telephone and/or LEMS parts, inventory or equipment, or other parts, equipment or services to the Company.

     "PAY TELEPHONE LOCATION AGREEMENTS":  all written lease agreements,
      ---------------------------------
telephone location agreements, telephone service agreements, license agreements, royalty agreements or other contracts relating to the Installed Devices, which agreements grant the right to the Company to install and operate the Installed Devices upon the premises set forth within any such document.

     "PERSON":  any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PRELIMINARY ADJUSTMENT AMOUNT":  (i) the Company's Net Working Capital
      -----------------------------
Amount as reflected on the Pro Forma Balance Sheet, minus (ii) the Company's Net Working Capital Amount as reflected on the Interim Balance Sheet.

     "PROCEEDING":  any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "REPRESENTATIVE":  with respect to a particular Person, any director,
      --------------
officer, employee, legal counsel, accountants or financial advisors of such Person.

     "SECURITIES ACT":  the Securities Act of 1933 or any successor law, and
      --------------
regulations and rules issued pursuant to that Act or any successor law.

     "SERVICE AGREEMENTS":  any Long Distance Service Agreement, Billing and
      ------------------
Collection Agreement, Parts and Supplies Agreement, Operator Service Agreement, LEMS Marketing Agreement or similar agreement or Contract relating to the provision of parts, equipment or services to the Company.

     "STC SUBORDINATED NOTE AGREEMENT":  means the STC Subordinated Note
      -------------------------------
Agreement to be executed and delivered at Closing in the form attached hereto as

Exhibit 1(b).
------------

     "TAXES":  any tax, charge, fee, duty, levy or other assessment, including,
      -----
without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

     "TAX RETURN":  any return (including any information return), report,
      ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "TELEPHONES":  any of the coin, credit card operated or collect call only
      ----------
telephones, owned or operated by the Company, including any hardware, enclosure, pedestal or any other personal property installed with any Telephone.

     "THREATENED":  a claim, Proceeding, dispute, action, or other matter will
      ----------
be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead Seller, Principal or Buyer to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.   PURCHASE AND SALE OF ASSETS, CLOSING AND OTHER AGREEMENTS

     2.1  ASSETS
          ------

     (a) COMPANY ASSETS.  Subject to the terms and conditions of this Agreement,
         --------------
Seller shall grant, sell, convey, assign, transfer and deliver to the Buyer (and/or, at Buyer's election, to an affiliate or subsidiary of Buyer), and the Buyer shall purchase and acquire from the Seller, all the assets, rights, leases, fixtures, accessions, claims and contracts of the Seller at the Closing Date, including all of the following assets, rights, leases, fixtures, accessions, claims and contracts: (a) those underlying the Interim Balance Sheet with such changes to such assets as may occur from the date thereof to the Closing Date in the Ordinary Course of Business; (b) those located at the Seller's facilities in Grand Prairie, Texas (the "Principal Office") on the Closing Date; and (c) those otherwise substantially related to the operation of the business of the Company on the Closing Date, including, without limitation, the assets, or categories thereof, referred to in Section 3.6 hereof (all such assets, rights, leases, fixtures, accessions, claims and contracts being hereinafter collectively referred to as the "Company Assets").
                                             --------------

     (b) EXCLUDED ASSETS.  Notwithstanding anything to the contrary provided in
         ---------------
Section 2.1(a) hereof, none of the assets set forth on EXHIBIT 2.1(A) hereto
                                                       --------------
shall be included in the Company Assets to be purchased and sold hereunder.

     2.2  PURCHASE PRICE; ADJUSTMENT OF PURCHASE PRICE.
          --------------------------------------------

     (a) PURCHASE PRICE  The aggregate purchase price (the "Purchase Price") for
         --------------
the Company Assets will be (i) $12,650,000 cash (subject to positive or negative adjustment, as applicable, by the Adjustment Amount), plus (ii) the Subordinated STC Note (herein so called) to be executed and delivered at Closing in accordance with the STC Subordinated Note Agreement, plus (iii) Buyer's assumption or payment of certain costs or liabilities as expressly provided in Section 2.5 below. The cash portion of the Purchase Price, as adjusted by the Preliminary Adjustment Amount, shall be paid by Buyer on the Closing Date. Any difference between the Preliminary Adjustment Amount and the Adjustment Amount shall be paid or remitted to Seller or Buyer (as appropriate) promptly upon demand after determination as provided in Section 2.2(d).

     (b) PRELIMINARY ADJUSTMENT AMOUNT  Prior to the Closing Date, Seller shall
         -----------------------------
prepare and deliver to Buyer (i) a pro forma balance sheet (together with related notes and appropriate supporting schedules and work papers) of the Company estimated as of the Closing Date prepared in accordance with generally accepted accounting principles applied on a basis consistent with that used in preparation of the Company's balance sheet (the "Pro Forma Balance Sheet"), and
(ii) a statement of the Preliminary Adjustment Amount, accompanied by a certificate of the Seller to the effect that such statement has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that used in the preparation of the Company's balance sheet and the terms of this Agreement (the "Pre-Closing Certificate"). A Preliminary Adjustment Amount greater than one shall increase the Purchase Price and a Preliminary Adjustment Amount less than one shall reduce the Purchase Price.

     (c) ADJUSTMENT AMOUNT  As soon as possible after the Closing and in any
         -----------------
event within 90 days following the Closing Date, Buyer shall prepare and deliver to the Seller (i) a balance sheet of the Company as of the Closing Date audited by Deloitte & Touche prepared in accordance with generally accepted accounting principles consistent with past practices of the Seller (the "Closing Date Balance Sheet") and (ii) a statement of the Adjustment Amount as of the Closing Date (the "Post-Closing Certificate"). An Adjustment Amount greater than one shall increase the Purchase Price (as earlier adjusted by the Preliminary Adjustment Amount) and an Adjustment Amount less than one shall reduce the Purchase Price (as earlier adjusted by the Preliminary Adjustment Amount). If the Adjustment Amount is between {$20,000} and $20,000, no payments or adjustments shall be made between the parties, the Purchase Price established at the Closing shall be final and the provisions of Section 2.2(d) below shall be inapplicable.

     (d) DISPUTES REGARDING THE ADJUSTMENT AMOUNT  Subject to Section 2.2(c)
         ----------------------------------------
above, Seller shall notify Buyer in writing ("Seller's Dispute Notice") within twenty business days after receiving the Post-Closing Certificate if Seller disagrees with Buyer's calculation of the Adjustment Amount as set forth in the Post-Closing Certificate, which notice shall set forth in reasonable detail the basis for such disagreement, the dollar amounts involved and the Seller's calculation of the Adjustment Amount. Buyer will give Seller, Principal and their accountants and attorneys access during the normal business hours of the Company to the personnel, books and records of the Company to assist Seller in the analysis of any such disagreement. In the event of such a disagreement, Buyer and Seller shall negotiate in good faith to resolve any dispute with respect to the Post-Closing Certificate. If such dispute cannot be so resolved, the matter shall be submitted to Price Waterhouse for final determination. If no Seller's Dispute Notice is received by Buyer within such twenty business day period, Buyer's calculation of the Adjustment Amount as set forth in the Post-Closing Certificate shall be final and binding upon the parties hereto.

     2.3  DEPOSIT; POST-CLOSING ESCROW FUND; SATISFACTION OF
          --------------------------------------------------
          DEBT AND CLOSING
          ----------------

     (a) POST-CLOSING ESCROW FUND  At the Closing, Seller shall deliver Three
         ------------------------
Hundred Thousand ($300,000.00) to Texas Commerce Bank as escrow agent for deposit in a fund (the "Post-Closing Escrow Fund") created pursuant to the Post-Closing Escrow Agreement attached hereto as EXHIBIT 2.3(A).
                                            --------------

     (b) CLOSING  The closing of the transactions contemplated by this Agreement
         -------
(the "Closing") will take place at the offices of Buyer's counsel in Dallas, Texas (or such other location within Dallas, Texas as Buyer shall designate) at 10:00 a.m. (local time) on June 20, 1997, or within five business days of the satisfaction or waiver of the last condition to Closing contained in Articles 6 and 7, whichever is later (the "Closing Date").

     2.4  CLOSING OBLIGATIONS
          -------------------

     At the Closing:

          (a) Seller or the Principal, as applicable, will deliver or cause to be delivered to Buyer:

               (i) such bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment as shall be reasonably required by the Buyer and its counsel and as shall be effective to vest in the Buyer (or at Buyer's election, its affiliates) good and marketable title in and to all the Company Assets, together with copies of all the contracts, agreements, commitments, books, records, files, computer data, computer disks, electronic storage media, documents and the like relating to the Company Assets.

               (ii) the Consulting Agreement executed by William M. Ohland in the form attached hereto as EXHIBIT 2.4(A)(II) (the "Consulting
                                      ------------------
          Agreement");

               (iii) separate Employment Agreements for each of the employees listed on EXHIBIT 2.4(A)(III)-1 and in the form attached hereto as
                    ---------------------
          EXHIBIT  2.4(A)(III)-2 (the "Employment Agreements"), provided,
          ----------------------
          however, the delivery of the Employment Agreements shall only be a condition of Closing (which may be waived by Buyer) and neither Seller nor Principal shall have any liability for the failure to deliver the Employment Agreements at Closing);

               (iv) the Non-Competition Agreement executed by the Seller in the form attached hereto as EXHIBIT 2.4(A)(IV) (the "Non-Competition
                                      ------------------
          Agreement");

               (v)    the STC Subordinated Note Agreement executed by Seller;

               (vi) a joint writing pursuant to the Pre-Closing Escrow Agreement executed by Seller and directing the escrow agent to disburse the Escrow Fund to Seller to be applied against the cash portion of the Purchase Price;

               (vii) a certificate executed by Seller and the Principal representing and warranting to Buyer that each of Seller's and the Principal's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (the "Seller's Closing Certificate");

               (viii) opinion(s) of counsel, dated the Closing Date, in the form of EXHIBIT 2.4(A)(VIII);
                  --------------------

               (ix) such other documents as Buyer may reasonably request for the purpose of (1) enabling its counsel to provide the opinion referred to in Section 2.4(b), (2) evidencing the accuracy of any of Seller's and/or the Principal's representations and warranties, (3) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by the Seller, or (4) otherwise facilitating the consummation or performance of any of the Contemplated Transactions; and

               (x) a joint venture agreement between Seller, Principal and/or an affiliate thereof, and Buyer (or its affiliate), in form and substance reasonably satisfactory to both parties, pertaining to the ownership and operation of the inmate telephone business outside of the United States and particularly including Seller's current ownership and operation of International Transmissions & Communications, Inc., a Mexican corporation.

          (b) Buyer will deliver to the Seller (or to such other Persons designated below):

               (i) the cash portion of the Purchase Price (less the Escrow Fund held under the Pre-Closing Escrow Agreement), the STC Subordinated Note Agreement, the Subordinated STC Note and the Assumption Agreement (as provided in Section 2.5 below);

               (ii) any consulting fees or other compensation required to be paid at Closing pursuant to the terms of the Consulting Agreement, the Non-Competition Agreement and/or the Employment Agreements;

               (iii) the Consulting Agreement, the Non-Competition Agreement and the Employment Agreements, all executed by Buyer;

               (iv) a joint writing pursuant to the Pre-Closing Escrow Agreement executed by Buyer and directing the escrow agent to disburse the Escrow Fund to Seller to be applied against the cash portion of the Purchase Price;

               (v) a certificate executed by Buyer representing and warranting to the Seller that each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (the "Buyer's Closing Certificate").

               (vi) opinion(s) of counsel, dated the Closing Date, in the form of EXHIBIT 2.4(B)(VI);
             ------------------

               (vii) such other documents as Seller may reasonably request for the purpose of (1) enabling its counsel to provide the opinion referred to in Section 2.4(a), (2) evidencing the accuracy of any representation or warranty of Buyer, (3) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or (4) otherwise facilitating the consummation of the Contemplated Transactions; and

               (viii) a joint venture agreement between Seller, Principal and/or an affiliate thereof, and Buyer (or its affiliate), in form and substance reasonably satisfactory to both parties, pertaining to the ownership and operation of the inmate telephone business outside of the United States and particularly including Seller's current ownership and operation of International Transmissions & Communications, Inc., a Mexican corporation.

     2.5  TREATMENT OF CERTAIN MATTERS AND ADJUSTMENTS.
          --------------------------------------------

     (a) Seller shall discharge on or at Closing, and Buyer will acquire the Company Assets free of all the Company's loans, lines of credit, installment or conditional sale agreements, capital leases, financing leases, leases of revenue generating assets (whether capital, finance or operating leases) and other Encumbrances. In lieu of discharging the aforesaid obligations, Buyer and Seller may agree that Buyer will assume certain specific obligations and receive a credit against the Purchase Price in an amount mutually determined to approximate the present value of all future payments under the obligations so assumed.

     (b) Seller shall remain responsible for and shall also discharge, or cause to be discharged, all federal and state taxes, tariffs and assessments related to the Company Assets for the period up to the Closing Date.

     (c) Seller shall also remain responsible for and shall discharge on or at Closing, all bonuses or other such compensation to its employees which may vest or become payable on the sale of or change of ownership or control of the Company's Assets, including, without limitation, any such compensation arising out of or triggered by the Contemplated Transactions.

     (d) As additional consideration for the purchase of the Company Assets, the Buyer agrees as follows: (i) to pay to Seller at Closing an amount (not to exceed $30,000) which is equal to any prepayment penalty or premium relating to the Company's prepayment of that certain $1,000,000 promissory note payable to the order of Lyon Credit Corporation; (ii) to pay to Seller at Closing an amount equal to any direct costs incurred by the Company for the installation of new Installed Devices after November 30, 1996, and prior to the Closing Date provided such costs were previously approved by Buyer (such approval not to be unreasonably withheld); and (iii) to execute and deliver to the Seller an assumption agreement (the "Assumption Agreement"), whereby the Buyer assumes, and agrees to pay, perform and discharge when due, the liabilities and obligations of the Seller set forth therein. The Assumption Agreement shall provide that the Buyer will assume all current liabilities reflected in the Pro Forma Balance Sheet which were incurred by the Company in the usual, regular and ordinary manner, on a basis consistent with past practices (and otherwise in the Ordinary Course of Business). The Assumption Agreement will further provide that the Buyer will assume all obligations arising from and after the Closing Date under the terms of (i) the Pay Telephone Location Agreements, (ii) the Service Agreements, (iii) the other Contracts listed on EXHIBIT 3.15(A)(I)-(V) (except
                                                ----------------------
for those Contracts Seller is obligated to discharge pursuant to Section 2.5(a)), and (iv) the employee benefit plans specifically disclosed on EXHIBIT
                                                                       -------
3.11.
----

     (e) Notwithstanding anything in this Agreement to the contrary, except as expressly provided in Section 2.5(d), the Buyer shall not assume any, and the Seller shall retain and be responsible for all, of the liabilities and obligations of the Seller and its affiliates.

     2.6  PRE-CLOSING ESCROW.  Upon the execution and delivery of this
          ------------------
Agreement, Buyer shall deliver One Hundred Fifty Thousand ($150,000) (the "Escrow Fund") to Texas Commerce Bank,
as escrow agent, to be held under the terms of the Pre-Closing Escrow Agreement attached hereto as EXHIBIT 2.6 (the "Pre-Closing Escrow Agreement").
                   -----------

     At the Closing, any available funds included in the Escrow Fund shall be applied to the payment of the Purchase Price, or if Buyer fails to proceed with the Closing on or before the Closing Date or if the conditions to Seller's obligation to close have not been satisfied (other than by reason of Seller's default or the failure of any condition to Buyer's obligation to close), Seller shall have the right to terminate this Agreement as provided in Section 9 below and, in accordance with the terms of the Pre-Closing Escrow Agreement, to retain the Escrow Fund (and interest thereon) as liquidated damages, in lieu of all other damages of any nature whatsoever. The parties acknowledge that Seller's damages due to such default are difficult to ascertain and agree that the amount of the Escrow Fund represents a reasonable estimate of the damages incurred by Seller. Similarly, if Seller fails to proceed with the Closing on or before the Closing Date or if the conditions to Buyer's obligation to close have not been satisfied (other than by reason of Buyer's default or the failure of any condition to Seller's obligation to close), Buyer shall have the right to terminate this Agreement as provided in Section 9 below and, in accordance with the terms of the Pre-Closing Escrow Agreement, to receive a refund of the Escrow Fund (and interest thereon), in which event the Buyer will be deemed to have waived any rights it may have to seek damages for Seller's failure to proceed with Closing.

     2.7  NAME CHANGE.  On the Closing Date, the Company will cease using the
          -----------
name "Security Telecom" and/or any name similar thereto, and will assign to the Buyer all rights in and to the name "Security Telecom".

     3.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller and the Principal represent and warrant to Buyer as follows:

     3.1  ORGANIZATION AND GOOD STANDING
          ------------------------------

     The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the states in which the nature of the activities conducted by it requires such qualification. Except as set forth on EXHIBIT 3.1, the Company does not have and never has had any
             -----------
subsidiaries. The Company's principal place of business is, and has been for the last five (5) years or if it has not done business for five (5) years, for the entire period that it has done business, in Grand Prairie, Texas and, except as set forth on EXHIBIT 3.1, the Company has not had any other offices, other
             -----------
corporate names or done business in any other names during said five (5) year period.

     3.2   AUTHORITY; NO CONFLICT
           ----------------------

     (a) This Agreement constitutes the legal, valid, and binding obligation of the Seller and the Principal, enforceable against the Seller and the Principal in accordance with its terms except as such enforcement may be limited by applicable bankruptcy laws. Upon the execution and delivery of the Consulting Agreement, the Employment Agreements, the Non-Competition Agreement, the STC Subordinated Note Agreement, the Post-Closing Escrow Agreement, the Pre-Closing Escrow Agreement and Seller's Closing Certificate (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of the parties (other than Buyer) enforceable against each of them in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy laws. The Seller and the Principal have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents to which each is a party and to perform their obligations under this Agreement and the Seller's Closing Documents to which each is a party.

     (b) Neither the execution, delivery or performance of this Agreement nor any other consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors or the stockholders of the Company, (C) to the best Knowledge of the Seller and the Principal, any duty owed by the Principal or the Company to any Person, or (D) any Legal Requirement, any Governmental Authorization or any Order to which the Company or the Principal, or any of the Company Assets may be subject; or

           (ii) except as otherwise disclosed in EXHIBIT 3.15(B), contravene,
                                                 ---------------
     conflict with, or result in a violation or breach of any provision of, or, to the best Knowledge of the Seller and the Principal, give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract, or any contract or other agreement to which the Principal or Seller is a party.

     3.3   OPTIONS
           -------

     There are no options, warrants, rights of first refusal or other rights to acquire all or any portion of the Company Assets.

     3.4   FINANCIAL STATEMENTS
           --------------------

     The Company has delivered to Buyer: (a) audited balance sheets of the Company as at December 31, in each of the years 1994 and 1995, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and (b) an audited balance sheet of the Company as at November 30, 1996 (the "Interim Balance Sheet") and the related audited consolidated statements of income, and cash flow for the eleven months then ended, including in each case the notes thereto. The Company shall deliver to Buyer audited financial statements for the year ended December 31, 1996, and such other balance sheets, statements of income, cash flow and other financial statements of the Company as Buyer may reasonably request. All such financial statements and notes fairly present the financial condition and the results of operations, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

     3.5   BOOKS AND RECORDS
           -----------------

     The books of account, ledgers, financial data and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects. At the Closing, all of such books of account and records will be delivered to Buyer to the extent that they relate to the Company Assets.

     3.6   BALANCE SHEET ON THE CLOSING DATE
           ---------------------------------

     (a)   COMPANY ASSETS. On the Closing Date, the Company shall convey, and
           --------------
the Buyer shall own and have, good and marketable title, without Encumbrance (other than Encumbrances evidenced by Contracts which are assumed by the Buyer under the Assumption Agreement), to all of the Company Assets (which assets are accurately reflected in the Company's Interim Balance Sheet and which assets will be accurately reflected in the Pro Forma Balance Sheet) including, without limitation:

          (i) all rights and interest of the Company in and under the Pay Telephone Location Agreements listed on EXHIBIT 3.15(A)(I)
                                                         ------------------
                 (subject to obtaining any consents required thereunder necessary to effectuate an assignment thereof to Buyer, such consents being specifically listed on EXHIBIT 3.15(B), and
                                                       ---------------
                 provided that Buyer may waive the requirement that such consents be obtained and may accept an assignment without such consents);

          (ii)   all Installed Lines listed on EXHIBIT 3.6(A)(II);
                                               ------------------

          (iii) all rights and interests of the Company in and under the Service Agreements listed on EXHIBIT 3.15(A)(II);
                                              -------------------

          (iv) all uninstalled Telephones, LEMS, parts, hardware and equipment listed on EXHIBIT 3.6(A)(IV) (subject to turn over of inventory
                           ------------------
                 in the Ordinary Course of Business);

          (v)    all vehicles, if any, listed on EXHIBIT 3.6(A)(V);
                                                 -----------------

          (vi) all Accounts Receivable and all shares of Law Enforcement Technologies, Inc. owned by the Company (which shares represent a 25% ownership interest in Law Enforcement Technologies, Inc.);

          (vii) the name "Security Telecom" and all trademarks and tradenames associated therewith;

          (viii) all rights and interest of the Company in the LEMS Marketing Agreement listed on EXHIBIT 3.15(A)(IV);
                                     -------------------

          (ix)   all rights and interest of the Company in the office lease agreement listed on EXHIBIT 3.15(A)(III) pertaining to the
                                     --------------------
                 Principal Office (subject to obtaining any consents required thereunder necessary to effectuate an assignment thereof to Buyer, such consents being specifically listed on EXHIBIT
                                                                   -------
                 3.15(B), and
                 provided that Buyer may waive the requirement that such consents be obtained and may accept an assignment without such consents);

          (x) all other furniture, fixtures, equipment, personalty or Intellectual Property Assets of any kind used by the Company in the operation of its business, including without limitation, each of those items having a value in excess of $1,000 listed on EXHIBIT 3.6(A)(X) (subject to obtaining any consents
                    -----------------
                 required under the Contracts applicable thereto which are necessary to effectuate an assignment thereof to Buyer, such consents being specifically listed on EXHIBIT 3.15(B), and
                                                       ---------------
                 provided that Buyer may waive the requirement that such consents be obtained and may accept an assignment without such consents); and

          (xi) all tariffs and Governmental Authorizations that relate to the business of, or to any assets of the Company which are listed on EXHIBIT 3.12 (subject to obtaining any consents required
                    ------------
                 thereunder necessary to effectuate an assignment thereof to Buyer, such consents being specifically listed on EXHIBIT
                                                                   -------
                 3.15(B), and provided that Buyer may waive the requirement that
                 -------
                 such consents be obtained and may accept an assignment without such consents).

     3.7  ACCOUNTS RECEIVABLE
          -------------------

     (a) All accounts receivable of the Company that are reflected on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The reserves reflected in the Interim Balance Sheet have been calculated consistent with past practices. Except as set forth in EXHIBIT 3.7, there is no contest, claim, or
                                   -----------
right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. EXHIBIT 3.7 hereof contains a complete
                                          -----------
and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     (b) Seller represents and warrants that from and after the date of the Interim Balance Sheet through the Closing Date: (i) the Company has and shall collect all sums and amounts due the Company, whether evidenced in writing, on account, designated as a receivable or otherwise (collectively, "Pre-Closing Receivables"), only in its usual, regular and ordinary manner, on a basis consistent with past practices (and otherwise in the Ordinary Course of Business); and (ii) the Company has not and will not accelerate collection of the Pre-Closing Receivables.

     3.8   RELATIONSHIPS WITH RELATED PERSONS
           ----------------------------------

     Except as set forth in EXHIBIT 3.8 hereof, neither the Principal nor any
                            -----------
Person related or affiliated with the Principal or the Company is a party to any Contract with, or has any claim or right against, the Company. Except as set forth in EXHIBIT 3.8 hereof, neither the Principal nor any Person related or
         -----------
affiliated with the Principal owns, directly or indirectly, any interest in any person or entity that is a competitor, customer or supplier of the Company, that otherwise has any business dealings with the Company or that is engaged in the same or similar business as the Company.

     3.9   TAXES
           -----

     (a) To the best Knowledge of the Seller and the Principal, the Company has filed or caused to be filed all Tax Returns that are or were required to be filed by it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of all Tax Returns, filed since 1993 (including the Tax Returns for 1993). To the best Knowledge of the Seller and the Principal, the Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such Taxes, if any, as are listed in EXHIBIT 3.9
                                                                     -----------
hereof and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet. To the best Knowledge of the Seller and the Principal, all Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct and complete.

     (b) To the best Knowledge of the Seller and the Principal, there exists no proposed tax assessment against the Company and/or the Company Assets except as disclosed in the Interim Balance Sheet or in EXHIBIT 3.9 hereof. To the best
                                                -----------
Knowledge of the Seller and the Principal, all Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     3.10  NO MATERIAL ADVERSE CHANGE
           --------------------------

     Except as set forth on EXHIBIT 3.10, since the date of the Interim Balance
                            ------------
Sheet, there has not been any material adverse change in the business, client relations, operations, or assets of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change. Without in any way limiting the generality of the foregoing, there exists no actual or threatened terminations, cancellations or limitations of, or any modification or change in (i) the current business relationship of the Company with any material customer or group of customers whose business is material to the operation of the Company's business; or (ii) the current business relationship of the Company with any supplier, and the Company has no reason to believe that any such customers or suppliers shall not continue a business relationship with Buyer subsequent to the Closing on a basis no less favorable to Buyer than that heretofore conducted (except where such change would not have a material adverse effect on the Company); and (iii) to the best Knowledge of the Seller and the Principal, there exists no other condition or state of facts or circumstances which would materially adversely affect the Company's business or prevent Buyer from conducting such business after the Closing on a basis not materially adversely less favorable to Buyer than that of which it has heretofore been conducted by the Company.

     3.11  EMPLOYEE BENEFITS
           -----------------

     (a) The term "Employee Benefit Plan" means any "employee benefit plan" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any plan or policy providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and any other bonus, incentive, compensation, profit-sharing, stock, severance, retirement, health, life, disability, group insurance, employment, fringe benefit, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow, or other agreement related thereto. Except as set forth on EXHIBIT 3.11, the Company maintains no Employee Benefit
                ------------
Plans.  Each Employee Benefit Plan set forth on Exhibit 3.11 has been operated
                                                ------------
in compliance with ERISA, applicable tax qualification requirements and all other applicable laws.

     (b) Except as otherwise expressly provided in Section 2.5(d) and in the Assumption Agreement, Buyer has not agreed to, and shall not, assume, adopt or succeed to, or have any liability or responsibility with respect to, any Employee Benefit Plan maintained or formerly maintained by Seller or any affiliate, or any obligations under any such plans, and Seller shall indemnify Buyer to the extent Buyer incurs any liability with respect to any such plans.

     3.12  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
           ------------------------------------------------
AUTHORIZATIONS AND ORDERS
-------------------------

     (a) To the best Knowledge of the Principal and the Company: (i) the Company is, and at all times has been, in material compliance with each Legal Requirement, Governmental Authorization and Order that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; and (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, Governmental Authorization or Order.

     (b)   To the best Knowledge of the Principal and the Company, EXHIBIT 3.12
                                                                   ------------
contains a complete and accurate list of each Governmental Authorization that relates to the business of, or to any of the assets used in the operation of the Company. Each Governmental Authorization of the Company is valid and in full force and effect. The Governmental Authorizations listed in Exhibit 3.12 hereof
                                                             ------------
collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate the business of the Company in the manner they currently conduct and operate such business and to permit the Company to own and use the assets used in the operation of the Company in the manner in which they currently own and use such assets. A true and complete copy of each Governmental Authorization listed in Exhibit 3.12 has been
                                                  ------------
delivered to Buyer.

     3.13  LEGAL PROCEEDINGS
           -----------------

     (a)   Except as set forth in EXHIBIT 3.13(A) hereof, there is no pending
                                  ---------------
Proceeding: (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or any Contract. To the best Knowledge of the Seller and the Principal, no such

Proceeding has been Threatened, and no event has occurred or circumstance exists that may reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in Exhibit 3.13(a)
                                                               ---------------
hereof will not have a material adverse effect on the business, operations or assets of the Company.

     (b) All Proceedings in which the Company has been named or otherwise involved since 1993 are listed on EXHIBIT 3.13(B). Seller has delivered to
                                  ---------------
Buyer true and complete copies of all material pleadings and other documentation relating to each Proceeding listed on Exhibit 3.13(b).

     3.14  ABSENCE OF CERTAIN CHANGES AND EVENTS
           -------------------------------------

     Except as set forth in EXHIBIT 3.14 hereof, since the date of the Interim
                            ------------
Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

     (a) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company or its business;

     (b) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $10,000;

     (c) sale (other than sales in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

     (d)   material change in the accounting methods used by the Company;

     (e) material adverse change in the financial condition, assets, liabilities or business of the Company;

     (f) change in the method of collecting accounts receivable or acceleration in the collection of accounts receivable;

     (g) failure to pay expenses incurred in connection with the operation of the Company on a basis consistent with past practices (and otherwise in the Ordinary Course of Business).

     3.15  CONTRACTS; NO DEFAULTS
           ----------------------

     (a) Seller has delivered to Buyer true and complete copies of and Exhibits 3.15(a)(i) - (v) hereof contain a complete and accurate list, of the
-------------------------
following:

           (i)  each Pay Telephone Location Agreement is described on EXHIBIT
                                                                     -------
     3.15(A)(I);
     ----------

           (ii)  each Service Agreement is described on EXHIBIT 3.15(A)(II);
                                                        -------------------

           (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (including the lease pertaining to the Principal Office) is described on EXHIBIT 3.15(A)(III);
                                       --------------------

          (iv) each licensing agreement or other Contract with respect to LEMS and/or the Intellectual Property Assets (including the LEMS Marketing Agreement) is described in EXHIBIT 3.15(A)(IV);
                                -------------------

          (v)    each Contract not otherwise listed in EXHIBITS 3.15(A)(I)-(IV)
                                                       ------------------------
     above that (1) provides for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods, in excess of $1,000, or (2) involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $1,000 or (3) involves expenditures or receipts by the Company in excess of $1,000, is described on EXHIBIT 3.15(A)(V); and
                  ------------------

     EXHIBITS 3.15(A)(I) - (V) hereof set forth reasonably complete details
     -------------------------
concerning such Contracts, including the date of the Contracts and the parties to the Contracts. Additionally, EXHIBIT 3.15(A)(I) separately identifies under
                                 ------------------
each Pay Telephone Location Agreement, the Installed Devices (Telephones and/or
LEMS) which are provided thereunder, and EXHIBIT 3.15(A)(II) separately
                                         -------------------
classifies the Service Agreements under the subcategories Long Distance Service Agreements, Billing and Collection Agreements, Parts and Supplies Agreements and Operator Service Agreements.

     (b)   Except as set forth in EXHIBIT 3.15(B) hereof, with respect to each
                                  ---------------
Contract identified or required to be identified in

In EXHIBIT 3.15(A) hereof (and/or any other material Contract by which the
   ---------------
Company is bound even if not so identified):

          (i) such Contract is in full force and effect and is valid and enforceable in accordance with its terms and is fully transferable and/or assignable to Buyer without the consent of any Person;

          (ii) the Company is, and at all times since the later of 1993 or the Contract's date of inception, has been, in substantial compliance with all applicable terms and requirements of such Contract;

          (iii) each other Person that has or had any obligation or liability under such Contract is, and at all times since the later of 1993 or the Contract's date of inception, has been, in substantial compliance with all applicable terms and requirements of such Contract;

          (iv) to the best Knowledge of the Principal and the Company, no event has occurred or circumstance exists (including without limitation, the Contemplated Transaction) that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such Contract; and

          (v) neither the Company nor the Principal has given to or received from any other Person, at any time since the later of 1993 or the Contract's date of inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or breach by the Company of, or default by the Company under such Contract.

          (vi) to the best Knowledge of the Principal and the Company, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under such Contracts with any Person (and, no such Person has made written demand for such renegotiation) where the effect of such renegotiation would have a material adverse effect on the Company or its operations.

          (vii) such Contracts have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

          (viii) such Contracts constitute the sole and entire agreement among the parties thereto with respect to the subject matter thereof, and there are no other agreements or understandings among the parties which in any way pertain to or otherwise affect such Contracts.

     3.16  INSURANCE
           ---------

     Seller has delivered or made available to Buyer true and complete copies of all policies of insurance to which the Company is a party or under which the Company is covered. All such policies: (i) are listed on EXHIBIT 3.16; (ii)
                                                           ------------
are valid, outstanding, and enforceable; (iii) taken together, provide in the judgment of the Company and the Principal adequate insurance coverage for the assets and the operations of the Company; (iv) to the best Knowledge of the Company and the Principal, are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound; and (v) will continue in full force and effect following the consummation of the Contemplated Transactions with respect to losses or claims accruing or arising prior to the Closing Date.

     3.17  ENVIRONMENTAL MATTERS
           ---------------------

     (a) To the best Knowledge of the Company and the Principal, the Company and the Company Assets are, and at all times have been, in material compliance with, and have not been and are not in violation of or liable under, any Environmental Laws.

     (b) To the best Knowledge of the Company and the Principal, the Company has not generated, handled, manufactured, processed, treated, stored, used, transferred, released, disposed of or otherwise conducted any hazardous process or activity with respect to (collectively, "Hazardous Activities") any hazardous substances, hazardous wastes, hazardous wastes constituents and reaction by-products, hazardous materials, pesticides, oil and other petroleum products, pollutents, and/or toxic substances, including asbestos and polychlorinated biphenyls as those terms are defined pursuant to Environmental Laws (collectively, "Hazardous Substances"), except in full compliance with Environmental Laws, or where any alleged noncompliance is not material.

     (c) To the best of the Company's and the Principal's Knowledge, neither the Principal nor the Company has any basis to expect, nor has either of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from any Person that relates to Hazardous Activities, Hazardous Substances, or any alleged actual or potential violation or failure to comply with any Environmental Law with respect to any properties or assets (whether real, personal, or mixed) in which the Company has or had an interest.

     (d) For purposes hereof, Environmental Laws shall mean all Legal Requirements that relate or pertain to environmental matters, pollution and/or public health, safety or welfare, including without limitation, the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended, the
                                              ------
Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), as amended, the Federal Clean Water Act (33 U.S.C. 1251 et seq.),
     ------                                                            ------
as amended, and state and federal environmental clean up programs.

     3.18  EMPLOYEES
           ---------

     (a)   EXHIBIT 3.18 hereof contains a complete and accurate list of the
           ------------
following information for each employee of the Company as of the date specified therein: name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan; severance pay; vacation pay; and any other employee benefit.

     (b) To the best Knowledge of the Principal and the Company, no employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect the conduct of the Company's business (either before or after the consummation of the Contemplated Transactions).

     3.19  LABOR RELATIONS; COMPLIANCE
           ---------------------------

     Since 1993, the Company has not been nor is a party to any collective bargaining or other labor Contract. Except as disclosed on EXHIBIT 3.13(A),
                                                            ---------------
since 1993, there has not been, there is not presently pending or existing, and to the best Knowledge of Seller and the Principal, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process,
(b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or their premises, or
(c) any application for certification of a collective bargaining agent.

     3.20  INTELLECTUAL PROPERTY
           ---------------------

     (a)   Seller has delivered to Buyer true and complete copies of, and
EXHIBIT 3.20 hereof contains a complete and accurate list of, the Intellectual
------------
Property Assets.

     (b) To the best Knowledge of the Seller and the Principal, the Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of and/or the licensee of (and at Closing, Buyer will be the owner of and/or the licensee of) all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and the Company has (and at Closing the Buyer will have) the right to use, without payment to a third party, all of the Intellectual Property Assets.

     (c) To the best Knowledge of the Seller and the Principal, the Intellectual Property Assets and the use thereof does not nor does the subject matter of any of the Intellectual Property Assets infringe or is alleged to infringe any rights of any third party or is a derivative work based on the work of a third party.

     (d) To the best Knowledge of the Seller and the Principal, the Intellectual Property Assets are fully transferable to the Buyer without the Consent of any Person and without creating a default, violation of, or requiring a payment under any Contract relating to any Intellectual Property Asset.

     3.21  CERTAIN PAYMENTS
           ----------------

     Since 1993, neither the Company nor any director, officer, agent, or employee of the Company, nor any Representative, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business on behalf of the Company, (ii) to pay for favorable treatment for business secured on behalf of the Company, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, and/or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     3.22  DISCLOSURE
           ----------

     To the best Knowledge of the Seller and the Principal, no representation or warranty of Seller or the Principal in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     3.23  BROKERS OR FINDERS
           ------------------

     Except as set forth in EXHIBIT 3.23, Seller and its agents have incurred no
                            ------------
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     3.24  HSR ACT
           -------

     Company is the "acquired person" within the meaning of the HSR Act and has for the purposes of the "size of person" test under the HSR Act less than $100,000,000 in annual net sales or total assets.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     4.1  ORGANIZATION AND GOOD STANDING
          ------------------------------

     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of the states in which the nature of the activities conducted by it requires such qualification.

     4.2  AUTHORITY; NO CONFLICT
          ----------------------

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Consulting Agreement, the Employment Agreements, the Non-Competition Agreement, the STC Subordinated Note Agreement, the Subordinated STC Note, the Assumption Agreement and the Buyer's Closing Certificate (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

     (b) Except for any filings or approvals in order to comply with Legal Requirements, including obtaining appropriate Governmental Authorizations (as contemplated in Section 6.1), neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i)    any provision of Buyer's Organizational Documents;

          (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

          (iii)  any Order to which Buyer may be subject; or

          (iv) any contract to which Buyer is a party or by which Buyer may be bound.

     Except for any filings or approvals in order to comply with Legal Requirements, including obtaining appropriate Governmental Authorizations (as contemplated in Section 6.1), Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3  CERTAIN PROCEEDINGS
          -------------------

     There is no pending or Threatened Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     4.4  BROKERS OR FINDERS
          ------------------

     Except as set forth in EXHIBIT 4.4, Buyer and its officers and agents have
                            -----------
incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

     4.5  HSR ACT
          -------

     Buyer is the "acquiring person" within the meaning of the HSR Act and has for the purposes of the "size of person" test under the HSR Act less than $100,000,000 in annual net sales or total assets.

5.   COVENANTS OF THE SELLER PRIOR TO/ON CLOSING DATE

     5.1  REQUIRED APPROVALS
          ------------------

     As promptly as practicable after the date of this Agreement, Seller will use its good faith efforts to make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will cooperate with Buyer with respect to all filings and approvals that Buyer elects to make or seek or is required by Legal Requirements to make or seek in connection with the Contemplated Transactions (and/or the financing thereof).

     5.2  CURRENT INFORMATION AND ACCESS
          ------------------------------

     (a) During the period from the date of this Agreement to the Closing Date, the Company shall cause one or more of its Representatives to confer on a regular and frequent basis with Representatives of Buyer to report on the general status of the ongoing operations of the Company. The Company shall promptly notify Buyer of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and will keep Buyer fully informed with respect to such events.

     (b) Between the date of this Agreement and the Closing Date, the Company will, and will cause their Representatives during reasonable business hours and as coordinated with the Company's management, to, (a) afford Buyer and its Representatives and advisors (collectively, "Buyer's Advisors") full and free access to all Company employees and personnel and to all Company Contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     (c) In the event the Agreement is terminated as provided in Section 9.1, Buyer agrees to return to the Company all Contracts, books, records, documents, data and other information which were provided to Buyer by the Company, including all copies thereof and/or extracts therefrom.

     5.3  OPERATIONS PRIOR TO CLOSING DATE
          --------------------------------

     (a) In addition to any other express obligation under this Agreement, between the date of this Agreement and the Closing Date, the Company will do each of the following, and the Company also represents that from the date of the Interim Balance Sheet to the date of this Agreement the Company has done the following:

          (i) conduct the business of the Company only in the usual, regular and ordinary manner, on a basis consistent with past practice, maintain the Company's books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practices, maintain and comply with the terms of all licenses, permits and other Legal Requirements, and otherwise conduct the business of the Company only in the Ordinary Course of Business;

          (ii) use their best efforts to preserve intact the current organization of the Company, keep available the services of the current officers, employees, and agents of the current organization of the Company, and maintain the relations and good will with all suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

          (iii) conduct the business and affairs of the Company in a manner so that all representations and warranties herein will be true and correct at Closing;

          (iv) maintain all of the Company Assets in good repair, order and condition, and continue to perform all of the Company's obligations under the Contracts; and

          (v) pay all expenses and accounts payable incurred in connection with the operation of the Company's business in the usual, regular and ordinary manner on a basis consistent with past practice.

     (b) Except as set forth in EXHIBIT 3.14, the Company agrees that during the
                                ------------
period from the date of this Agreement to and including the Closing Date, without the prior written consent of Buyer, it will not do any of the following and the Company also represents that from the date of the Interim Balance Sheet to the date of this Agreement the Company has not done any of the following:

          (i) except in the Ordinary Course of Business, permit any of the Company Assets to be subjected to any Encumbrance;

          (ii) sell, transfer or otherwise dispose of any Company Assets except in the Ordinary Course of Business;

          (iii) write off as uncollectible any note or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, which individually or in the aggregate are not material to the Company;

          (iv) accelerate the collection of any accounts receivable or other amounts payable to the Company;

          (v)    cancel or waive any claims or rights of substantial value; or

          (vi) make any change in any method of accounting or auditing practice.

     5.4  NOTIFICATION
          ------------

     Between the date of this Agreement and the Closing Date, the Principal and the Company will promptly notify Buyer in writing if the Principal or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of the Principal or the Company as of the date of this Agreement and before Closing, or if the Principal or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Company will promptly notify Buyer of the occurrence of any Breach of any covenant of the Company in this

Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     5.5  NO NEGOTIATION
          --------------

     Until such time, if any, as this Agreement is terminated pursuant to
Section 9, the Principal and the Company will not, and will not permit any of their Representatives to, directly or indirectly solicit, initiate, respond to or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

6.  COVENANTS OF BUYER PRIOR TO CLOSING DATE

     6.1  APPROVALS OF GOVERNMENTAL BODIES
          --------------------------------

     As promptly as practicable after the date of this Agreement, Buyer will use its good faith efforts to make all filings and seek all approvals required by Legal Requirements and obtain all Governmental Authorizations necessary or advisable to consummate the Contemplated Transactions (including, without limitation, those filings, approvals and authorizations necessary or advisable for the Buyer's financing of the Contemplated Transactions). Between the date of this Agreement and the Closing Date, Buyer will cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions.

     6.2  NOTIFICATION
          ------------

     Between the date of this Agreement and the Closing Date, Buyer will promptly notify the Company in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any representations and warranties of Buyer as of the date of this Agreement and before Closing, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty by Buyer had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Buyer will promptly notify the Company of the occurrence of any Breach of any covenant of Buyer in this

  Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

     6.3  NO NEGOTIATION
          --------------

     Until such time, if any, as this Agreement is terminated pursuant to
Section 9, the Buyer will not, and will not permit any of their Representatives to, directly or indirectly solicit, initiate, respond to or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Seller) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. Buyer, however, shall not be precluded from taking any of the foregoing actions in relation to the financing of the Contemplated Transaction and/or Buyer's business.

7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Company Assets and to take the other actions required to be taken by Buyer at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  ACCURACY OF REPRESENTATIONS
          ---------------------------

     All of the representations and warranties of the Principal and the Company in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been materially accurate as of the date of this Agreement, and must be materially accurate as of the Closing Date as if made on the Closing Date.

     7.2  PERFORMANCE
          -----------

     (a) All of the covenants and obligations that the Principal and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered by Seller pursuant to Section
2.4 must have been delivered.

     7.3  GOVERNMENTAL AUTHORIZATIONS
          ---------------------------

     Each of the filings, approvals and authorizations required by any state agency or other Governmental Body in order to consummate the Contemplated Transactions must have been obtained and must be in full force and effect (it being agreed that no closing shall take place until such filings, approvals and authorizations are obtained). All Governmental Authorizations required by Buyer's lender in order to finance the Contemplated Transactions must also have been obtained and be in full force and effect.

     7.4  NO PROHIBITION
          --------------

     Neither the consummation nor the performance of any of the Contemplated Transactions (or the financing thereof) will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under any applicable Legal Requirement or Order.

     7.5  MATERIAL ADVERSE CHANGE
          -----------------------

     There shall not have occurred any change in the Company's financial condition, business, property or prospects nor shall have there occurred any change in the business condition of the Company's customers or suppliers nor any change in the regulatory or competitive environment, which in the reasonable judgment of Buyer materially adversely affects the Company, the business of the Company or the condition (financial or otherwise) of the Company.

     7.6  FINANCIAL STATEMENTS
          --------------------

     The Company must have delivered to Buyer an audited balance sheet of the Company for the year end December 31, 1996, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow (collectively, the "1996 Financial Statements"). The 1996 Financial Statements must be reasonably satisfactory to Buyer in form and substance, and must not disclose any material change in the financial condition of the Company from that shown in the Interim Balance Sheet.

In the event that each and every one of these conditions precedent to the obligations of Buyer shall not have been satisfied prior to or at the Closing, then Buyer may (but shall not be obligated to) waive such unsatisfied condition or extend the Closing Date to allow additional time for such condition to be satisfied. Any such waiver or extension shall be without prejudice to any other rights and remedies Buyer may have hereunder or at law or in equity.

8.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Company Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     8.1  ACCURACY OF REPRESENTATIONS
          ---------------------------

     All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been materially accurate as of the date of this Agreement and must be materially accurate as of the Closing Date as if made on the Closing Date.

     8.2  BUYER'S PERFORMANCE
          -------------------

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Each of the documents required to be delivered by Buyer pursuant to
Section 2.4 must have been delivered and the cash payments required to be made by Buyer pursuant to Section 2.4 must have been made.

9.  TERMINATION

     9.1  TERMINATION
          -----------

     (a) This Agreement may be terminated:

     (i) by Buyer, if a material Breach of any provision of this Agreement has been committed by Seller and/or the Principal and such Breach has not been waived;

     (ii) by Seller, if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived.

     (iii) by Buyer: if any of the conditions in Section 7 have not been satisfied as of July 31, 1997; or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before July 31, 1997;

     (iv) by Seller: if any of the conditions in Section 8 have not been satisfied as of July 31, 1997; or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before July 31, 1997;

     (v) by Seller: if any of the conditions in Section 7.3 or 7.4 have not been satisfied as of July 31, 1997, and Buyer has not waived such conditions; or

     (vi)   by mutual consent of Buyer and Seller.

     (b) If this Agreement is terminated pursuant to Section 9.1(a), all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.3 will survive, and the Escrow Fund may be recovered as provided in the Pre-Closing Escrow Agreement and Section 2.6 hereof.

     (c) The aforesaid right of termination shall be in addition to, and not in lieu of, any other legal or equitable remedy, including specific performance.

10.  INDEMNIFICATION; REMEDIES

     10.1   SURVIVAL
            --------

     All representations, warranties, covenants, and obligations in this Agreement, the certificates delivered pursuant to Section 2.4(a) and (b), and any other certificate or document delivered pursuant to this Agreement shall survive the Closing for a period of one (1) year.

     10.2   INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER
            ------------------------------------------------

     (a) The Company and the Principal will indemnify and hold harmless Buyer and its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising or resulting from, directly or indirectly, from or in connection with:

          (i) any Breach of any representation or warranty made by the Company or the Principal in this Agreement or any other certificate or document delivered by the Company or the Principal pursuant to this Agreement;

          (ii) any Breach by the Company or the Principal of any covenant or obligation of the Company or the Principal in this Agreement or in any Seller's Closing Documents or any other document delivered by the Company or the Principal pursuant to this Agreement;

          (iii) regardless of whether it may also constitute a Breach under
     Section 10.2 (a)(i) or (ii) above, the operation, management or ownership of the Company Assets, arising or related to the period on or prior to the Closing Date (whether known or unknown on the Closing Date), but excluding those matters expressly assumed by Buyer under the Assumption Agreement.

     (b) With respect to the aforesaid indemnification obligation, the parties agree as follows: (i) the Post Closing Escrow Fund has been established to provide a source of funds to satisfy the aforesaid indemnification obligation but the Principal's and the Seller's liability for Damages is not limited to the Post-Closing Escrow Fund, (ii) that the aggregate amount of Damages that Buyer may recover from the Seller and the Principal shall not exceed $3,000,000, and
(iii) Buyer shall not be entitled to assert any right to indemnification hereunder against the Seller or the Principal until Buyer's good faith estimate of all Damages for which the Seller and/or the Principal indemnify Buyer hereunder exceeds $20,000 at which time Buyer shall be entitled to the indemnification for all Damages (subject to the limitations described in subpart
(ii) above).

     (c) Notwithstanding the foregoing, the parties agree that Buyer shall not be entitled to assert, seek or obtain any Damages from Seller or the Principal resulting from the issuance of any Order against Seller or the Principal which prohibits or enjoins the Closing.

     10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER
          -----------------------------------------------

     Buyer will indemnify and hold harmless the Seller and its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Seller's Indemnified Persons"), and will pay to Seller's Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement; or

          (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

     10.4 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS
          -------------------------------------------------

     (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3, of notice of the commencement of any Proceeding against it or of notice that such Proceeding has been Threatened against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim or threatened Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action or the ability of the indemnifying party to obtain otherwise available insurance proceeds is materially prejudiced by the indemnified party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may materially adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, and following a good faith attempt to consult with the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     10.5 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS
          -------------------------------------------

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.  GENERAL PROVISIONS

     11.1 EXPENSES
          --------

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

     11.2 INTENTIONALLY DELETED
          ---------------------

     11.3 CONFIDENTIALITY
          ---------------

     All information and documentation furnished to Buyer shall be covered by that certain agreement dated March 10, 1997 (the "Confidentiality Agreement"). Prior to Closing, no party or affiliate of a party hereto or to the Confidentiality Agreement will issue or cause publication of any press release or other announcement or public communications with respect to the

Contemplated Transactions, including without limitation a general announcement to such party's employees, without the prior consent of the other parties hereto, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party (or affiliate) from issuing or causing publication of any such press release, announcement or public communication to the extent that such party (or affiliate) reasonably determines such action to be required by law, any regulatory agency or the rules of any national stock exchange or association applicable to it, in which case the party (or affiliate) making such determination will use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance or to make any disclosure necessary to obtain any consents required or deemed appropriate by Buyer.

     11.4 NOTICES
          -------

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Buyer:

     c/o Talton Holdings, Inc.
     3811 Turtle Creek Boulevard
     Suite 1300
     Dallas, Texas 75219
     Telephone:  (214) 528-7247
     Facsimile:  (214) 528-9929
     Attention:  Todd W. Follmer

With a copy to:

     Stutzman & Bromberg,
     A Professional Corporation
     2323 Bryan Street, Suite 2200
     Dallas, Texas 75201
     Telephone:  (214) 969-4900
     Facsimile:  (214) 969-4999
     Attention:  Carl C. Christoff

If to any Seller and/or the Company:

     c/o Security Telecom Corporation
     P. O. Box 595789
     Dallas, Texas 75359
     Telephone:  (214) 808-9777
     Facsimile:  (972) 770-2156
     Attention:  William M. Ohland

With a copy to:

     Graham, Bright & Smith
     Third Floor, Two Lincoln Centre
     5420 LBJ Freeway
     Dallas, Texas 75240-2384
     Telephone:  (972) 788-5300
     Facsimile:  (972) 770-2156
     Attention:  Thomas J. Colven, III

     11.5 JURISDICTION; SERVICE OF PROCESS
          --------------------------------

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.6 FURTHER ASSURANCES
          ------------------

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.7 WAIVER
          ------

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.8 ENTIRE AGREEMENT AND MODIFICATION
          ---------------------------------

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS
          --------------------------------------------------

     No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign this Agreement and/or any of its rights under this Agreement to (i) any affiliate of Buyer, or
(ii) any bank, financial institution and/or other party providing any loans or financing to Buyer. No such assignment by Buyer shall affect or release Buyer from liability hereunder. Subject to the preceding sentences, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.10 SEVERABILITY
           ------------

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.11 SECTION HEADINGS, CONSTRUCTION
           ------------------------------

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties, in acknowledgment that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

     11.12 TIME OF ESSENCE
           ---------------

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     11.13 GOVERNING LAW
           -------------

     This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

     11.14 COUNTERPARTS
           ------------

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                               TALTON HOLDINGS, INC.,
                               a Delaware corporation


                               By:   ________________________
                               Name:
                               Title:



                               _______________________________
                               WILLIAM M. OHLAND



                               SECURITY TELECOM CORPORATION,
                               a Texas corporation


                               By:_________________________
                               Name:
                               Title:

                                LIST OF EXHIBITS
                                ----------------

Exhibit 1(a):             Calculation of the Adjustment Amount
Exhibit 1(b):             STC Subordinated Note Agreement
Exhibit 2.1(a):           Excluded Assets
Exhibit 2.3(a):           Post-Closing Escrow Fund
Exhibit 2.4(a)(ii):       Consulting Agreement
Exhibit 2.4(a)(iii)-1:    List of employees signing
                          Employment Agreements
Exhibit 2.4(a)(iii)-2:`   Employment Agreement
Exhibit 2.4(a)(iv):       Non-Competition Agreement
Exhibit 2.4(a)(viii):     Legal Opinion - Seller's counsel
Exhibit 2.4(b)(vi):       Legal Opinion - Buyer's counsel
Exhibit 2.6:              Pre-Closing Escrow Agreement
Exhibit 3.1               Former Subsidiaries and Corporate
                          Names
Exhibit 3.6(a)(ii):       Installed Lines
Exhibit 3.6(a)(iv):       Inventory
Exhibit 3.6(a)(v):        Vehicles
Exhibit 3.6(a)(x):        Furniture, Fixtures and Equipment
Exhibit 3.7:              Accounts Receivable
Exhibit 3.8:              Related Party Contracts
Exhibit 3.9:              Contested Taxes and Proposed
                          Assessments
Exhibit 3.10:             Material Adverse Change
Exhibit 3.11:             Employee Benefit Plans
Exhibit 3.12:             Governmental Authorizations
Exhibit 3.13(a):          Pending Proceedings
Exhibit 3.13(b)           Past Proceedings
Exhibit 3.14:             Events outside the Ordinary
                          Course of Business
Exhibit 3.15(a)(i):       Pay Telephone Location Agreements
Exhibit 3.15(a)(ii):      Service Agreements
Exhibit 3.15(a)(iii):     Leases
Exhibit 3.15(a)(iv):      Agreements regarding LEMS and
                          Intellectual Property
Exhibit 3.15(a)(v):       Miscellaneous Contracts
Exhibit 3.15(b):          Contract Defaults
Exhibit 3.16              List of Insurance Policies
Exhibit 3.18:             List of Employees
Exhibit 3.20:             Intellectual Property Assets
Exhibit 3.23:             Seller's Brokers
Exhibit 4.4:              Buyer's Brokers

                               LIST OF EXHIBITS